UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 20, 2022 (October 16, 2023)
Date of Report (date of earliest event reported)

(Exact name of registrant as specified in its charter)

TN	001-15185		62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

165 Madison Avenue	Memphis,	Tennessee	38103
(Address of Principal Executive Offices)			(Zip Code)
(Registrant's telephone number, including area code)  (901) 523-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in	FHN PR B	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series B
Depositary Shares, each representing a 1/400th interest in	FHN PR C	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series C
Depositary Shares, each representing a 1/400th interest in	FHN PR D	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series D
Depositary Shares, each representing a 1/4,000th interest in	FHN PR E	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series E
Depositary Shares, each representing a 1/4,000th interest in	FHN PR F	New York Stock Exchange LLC
a share of Non-Cumulative Perpetual Preferred Stock, Series F
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2023, E. Stewart Shea, III informed First Horizon Corporation of his retirement from the boards of directors of First Horizon Corporation and of First Horizon Bank, effective that date. Mr. Shea informed First Horizon that his decision to retire was not due to any disagreement with management on any matter. Mr. Shea has served as a director of First Horizon since 2020, and was a director of IBERIABANK Corporation from 1990 until it merged with First Horizon in 2020.

FIRST HORIZON CORPORATION	2	FORM 8-K CURRENT REPORT 10/16/2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON CORPORATION
(Registrant)

October 20, 2023	By:	/s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel and Corporate Secretary

FIRST HORIZON CORPORATION	3	FORM 8-K CURRENT REPORT 10/16/2023